UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2025

World Scan Project, Inc.

(Exact name of registrant as specified in its charter)

DE	000-56208	35-2677532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-18-23, Nishiwaseda Shinjuku-Ku, Tokyo, Japan

(Address of principal executive offices)

81-3-6670-1692

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The terms “We”, “Us”, “Our”, “WDSP”, and “The Company” refer to World Scan Project, Inc.

Explanatory Note: This Current Report on Form 8-K/A (“Amendment”) is being filed to correct certain statements made in the Company’s original Form 8-K filed on October 16, 2025. The original report incorrectly stated that the unveiling of the Company’s STAR WALKERS eVTOL vehicle occurred in Taiwan. The STAR WALKERS unveiling event was held in Japan, while a separate product unveiling for the ZEXA CLUSTER system occurred on the same day in Taiwan. This Amendment corrects the event location for STAR WALKERS and makes conforming edits under Item 8.01.

Additionally, language in the section titled, “Star Walkers eVTOL” has been revised. The phrase “Eight coaxial counter-rotating motors” has been updated to “Eight counter-rotating motors and propellers” to improve accuracy and completeness.

Item 8.01 Other Events.

On October 16, 2025, World Scan Project Corporation (Tokyo), a subsidiary of World Scan Project, Inc. (the “Company”), publicly introduced two new products during separate events held on the same day: STAR WALKERS in Japan and ZEXA CLUSTER in Taiwan.

STAR WALKERS eVTOL

The Company displayed a full-scale physical prototype of its all-electric vertical takeoff and landing (eVTOL) vehicle, STAR WALKERS. The STAR WALKERS project represents the Company’s vision for personal air mobility. Designed in Japan, the single-passenger, battery-powered eVTOL is intended to provide safe, short-range flight capabilities.

Following the unveiling, the Company is now accepting pre-orders for STAR WALKERS. Pre-orders are non-binding and fully refundable, with anticipated deliveries in 2027, subject to regulatory approvals, certification, and order volume.

Planned Product Specifications (for reference purposes only):

- Vehicle Type: All-electric eVTOL (single occupant)

- Dimensions (L × W × H): approx. 2.0 m × 1.6 m × 1.3 m

- Structural Materials: Composite materials (aluminum alloy, CFRP, etc.)

- Power Source: Electric battery

- Propulsion System: Eight counter-rotating motors and propellers

- Maximum Takeoff Weight: 246 kg

- Empty Weight: 146 kg (including battery)

- Maximum Speed: 50–60 km/h

- Cruising Range: approx. 10–14 km

- Flight Time: approx. 8 - 16 minutes, depending on speed and conditions

The prototype includes automated safety features such as obstacle avoidance, automatic landing, and emergency stop capabilities. Management believes these features may contribute to safety and usability.

ZEXA CLUSTER

The Company also unveiled the ZEXA CLUSTER, an immersion-cooled computing platform designed to meet increasing performance and sustainability demands of artificial intelligence. The system is designed to submerge CPUs in commonly available water sources to manage heat efficiently without specialized fluids. The Company believes the development of the ZEXA CLUSTER is complete, however, any commercial version of the product may differ materially from the prototype or the Company’s current specifications. The system is designed to support modular, scalable AI workloads with potential applications for enterprise and distributed computing environments, subject to successful validation, manufacturing readiness, and applicable regulatory approvals.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding anticipated product features, performance, commercialization timing, market potential, expected pre-order availability, and the anticipated availability of STAR WALKERS and ZEXA CLUSTER.

These statements are based on current expectations, estimates, and projections about future events and are not guarantees of future performance or commercialization success. Actual results may differ materially due to risks and uncertainties, including, among others: the Company’s ability to complete development and validation; achieve technical feasibility; establish reliable manufacturing and supply capabilities; obtain necessary regulatory or compliance approvals; realize market acceptance; and successfully bring products to market.

With respect to STAR WALKERS, the prototype is for display purposes only, and there is no assurance that any commercial product will include all safety features shown or perform as intended. Estimated delivery dates may change based on order volume, certification progress, regulatory approvals, or other factors, and deliveries may extend beyond 2028. Furthermore, there can be no assurance that a commercially available version will ever be produced or made available to the public, as such outcomes may be affected by changes in laws or regulations, technical feasibility, safety considerations, market conditions, or other unforeseen factors.

With respect to ZEXA CLUSTER, actual commercial versions may differ materially from the prototype or the Company’s current specifications. The success, performance, and deployment of ZEXA CLUSTER are subject to testing, validation, manufacturing readiness, and applicable compliance requirements.

Other important factors that may cause results to differ materially are described in the Company’s filings with the United States Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Scan Project, Inc.

Dated: October 22, 2025

By: /s/ Ryohei Uetaki

Name: Ryohei Uetaki

Title: Chief Executive Officer